SECOND AMENDMENT TO PROMISSORY NOTES

This Second Amendment to Promissory Notes (the “Amendment”) is made as of August 13, 2011 (the “Effective Date”) by and between American Petro-Hunter, Inc., a Nevada corporation (the “Company”), and John E. Friesen (the “Holder”), and amends that certain Secured Convertible Promissory Note, dated August 13, 2009, between the Company and the Holder (the “First Note”), and that certain Secured Convertible Promissory Note, dated September 15, 2009, between the Company and the Holder, each as amended (the “Second Note”, and together with the First Note, the “Prior Notes”).

RECITALS

WHEREAS, the Company and the Holder are parties to those certain Prior Notes, pursuant to which the Company has agreed to pay certain amounts to the Holder and pursuant to which the Holder has the option to convert the Prior Notes into shares of common stock of the Company.

WHEREAS, the Company and the Holder each desire to extend the term of the Prior Notes and to otherwise modify the Prior Notes as provided herein.

NOW THEREFORE, in consideration of the promises and covenants contained herein, the sufficiency of which is hereby acknowledged, the parties agree as follows:

AGREEMENT

1.	Extension of Repayment Date.

1.1	The Company and the Holder each agrees that the last sentence of the introductory paragraph of the First Note is hereby amended and restated to read in its entirety as set forth below:

“Any remaining principal and interest hereof will be payable at the principal office of the Company or by mail to the registered address of the Holder on or before August 13, 2012 (the “Repayment Date”) except that no payment will be required to the extent that such principal and interest are or have been paid or converted pursuant to the terms hereof or under the Agreement.”

1.2	The Company and the Holder each agrees that the last sentence of the introductory paragraph of the Second Note is hereby amended and restated to read in its entirety as set forth below:

“Any remaining principal and interest hereof will be payable at the principal office of the Company or by mail to the registered address of the Holder on or before September 15, 2012 (the “Repayment Date”) except that no payment will be required to the extent that such principal and interest are or have been paid or converted pursuant to the terms hereof or under the Agreement.”

2.
Effect on Prior Notes.  This Amendment shall be effective on the Effective Date.  Except as set forth in this Amendment, the Prior Notes shall remain in full force and effect in accordance with their original terms and conditions.

3.	Governing Law. This Amendment shall be governed by the laws of the State of Nevada applicable to contracts between Nevada residents wholly performed in Nevada.

4.	Counterparts. This Amendment may be signed in counterparts, each of which when taken together shall constitute one fully executed document.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date and year first written above.

COMPANY: American Petro-Hunter, Inc. a Nevada corporation By: /s/ Robert McIntosh Robert McIntosh Chief Executive Officer	HOLDER: /s/ John E. Friesen John E. Friesen

[Signature Page to Second Amendment to Promissory Notes]